Exhibit 10(g)(ii)
AMENDMENT NUMBER ONE
TO THE
HARRIS CORPORATION RETIREMENT PLAN

WHEREAS, Harris Corporation, a Delaware corporation (the “Corporation”), heretofore has adopted and maintains the Harris Corporation Retirement Plan, as amended and restated effective January 1, 2018 (the “Plan”);
WHEREAS, pursuant to Section 17.1 of the Plan, the Management Development and Compensation Committee of the Corporation’s Board of Directors (the “Compensation Committee”) has the authority to amend the Plan;
WHEREAS, pursuant to Section 13.3 of the Plan, the Compensation Committee has delegated to the Employee Benefits Committee of the Corporation (the “Employee Benefits Committee”) the authority to adopt non-material amendments to the Plan;
WHEREAS, the Corporation, Leopard Merger Sub Inc. and L3 Technologies, Inc. have entered into that certain Agreement and Plan of Merger dated as of October 12, 2018 (the “L3 Merger Agreement”) pursuant to which L3 Technologies, Inc. shall become a wholly-owned subsidiary of the Corporation and the Corporation shall be renamed L3Harris Technologies, Inc.;
WHEREAS, the Corporation, Eagle Technology, LLC, Elbit Systems of America, LLC and Elbit Systems Ltd. have entered into that certain Asset Purchase Agreement dated as of April 4, 2019 pursuant to which the Corporation shall sell its Night Vision business (the “Night Vision Sale Agreement”); and
WHEREAS, the Employee Benefits Committee desires to amend the Plan (i) to reflect the transactions contemplated in the L3 Merger Agreement; (ii) to reflect the transactions contemplated in the Night Vision Sale Agreement; (iii) to change the date on which a new participant automatically is enrolled in the Plan (absent an affirmative participant election otherwise); and (iv) to reflect updates to the charters of the Corporation’s Employee Benefits Committee and Investment Committee.
NOW, THEREFORE, BE IT RESOLVED, that the Plan hereby is amended, effective as of the Closing Date (as defined in the L3 Merger Agreement), or as of such other date set forth herein, as follows:
1.    The definition of “Company” set forth in Article 2, “Definitions” hereby is amended to read as follows:

Company. L3Harris Technologies, Inc., a Delaware corporation, and any successor thereto.

2.    The definitions of “Compensation Committee” and “Finance Committee” set forth in Article 2, “Definitions” hereby are deleted.

3.    Each reference to “the Compensation Committee” set forth in (i) the definition of “Employer” set forth in Article 2, “Definitions”, (ii) Section 14.1, “Adoption of Plan”, (iii) Section 14.2, “Withdrawal from Participation”, (iv) Section 14.4, “Continuance by a Successor” or (v) Section 17.1, “Amendment”, hereby is replaced with a reference to “the Administrative Committee”.

4.    The definition of “Harris Stock” set forth in Article 2, “Definitions” hereby is deleted, the following new definition of “L3Harris Stock” hereby is added to Article 2 and any reference to “Harris Stock” within the Plan hereby is replaced with a reference to “L3Harris Stock”:

L3Harris Stock. Common stock of the Company.

5.    The definition of “Harris Stock Fund” set forth in Article 2, “Definitions” hereby is deleted, the following new definition of “L3Harris Stock Fund” hereby is added to Article 2 and any reference to the “Harris Stock Fund” within the Plan hereby is replaced with a reference to the “L3Harris Stock Fund”:

L3Harris Stock Fund. An investment option, the assets of which consist primarily of shares of L3Harris Stock.
6.    The definition of “Trustee” set forth in Article 2, “Definitions” hereby is amended to replace the phrase “Finance Committee” set forth therein with the phrase “Investment Committee”.

7.    Effective as of the date hereof, the penultimate sentence of Section 3.2(b) hereby is amended to replace the phrase “thirty (30) days” set forth therein with the phrase “thirty-five (35) days”.

8.    Section 13.1(a) hereby is amended to replace the phrase “Compensation Committee” each time it appears therein with the phrase “most senior human resources officer of the Company”.
9.    The following sentence hereby shall be deleted from Section 13.2, “Named Fiduciaries”:

Each of the Compensation Committee and the Finance Committee shall be a “named fiduciary” of the Plan within the meaning of such term as used in ERISA solely with respect to its power to appoint certain fiduciaries under the Plan.

10.    Each reference to “the Compensation Committee” or “the Finance Committee” set forth in (i) Section 13.3, “Allocation and Delegation of Responsibilities”, (ii) Section 13.4, “Professional and Other Services”, (iii) Section 14.3, “Company, Administrative Committee, Compensation Committee, Finance Committee and Investment Committee as Agents for Employers”, (iv) Section 15.1, “Expenses”, (v) Section 15.9, “No Guarantee” or (vi) Section 15.11, “Legal Fees”, hereby is deleted.

11.    Section 13.5, “Indemnification and Expense Reimbursement” hereby is amended in its entirety to read as follows:

The Employers hereby jointly and severally indemnify the members of the Administrative Committee and the members of the Investment Committee from the effects and consequences of their acts, omissions and conduct in their official capacity, except to the extent that such effects and consequences result from their own willful or gross misconduct or criminal acts. The Employers shall reimburse the members of each of the Administrative Committee and Investment Committee for any necessary expenditures incurred in the discharge of their duties hereunder.

12.    Effective as of the Closing Date (as defined in the Night Vision Sale Agreement), Schedule B, “Special Rules Applying to Divestiture Accounts and Divestiture Participants” hereby is amended to add thereto the following new section 6:

6.    Divestiture of the Night Vision Business
(a) In General. The Company has entered into an Asset Purchase Agreement with Elbit Systems Ltd. dated as of April 4, 2019 pursuant to which the Company will sell to Elbit Systems Ltd. its Night Vision business (such agreement, as it may be amended from time to time, the “Night Vision Sale Agreement”).
(b) Vesting. Notwithstanding any other provision in the Plan, effective as of the “Closing Date” (as such term is defined in the Night Vision Sale Agreement), the “Transferred Employees” (as such term is defined in the Night Vision Sale Agreement) shall be 100% vested in their Accounts under the Plan.
13.    Effective as of the Closing Date (as defined in the Night Vision Sale Agreement), Appendix 4 (Night Vision Employees) hereby is amended to add the following new sentence to the end of Article 3, “Participation”:

Notwithstanding the foregoing, no Employee shall newly participate in the Plan pursuant to this Appendix 4 on or after the “Closing Date” (as such term is defined in the Night Vision Sale Agreement).

14.    Effective as of the Closing Date (as defined in the Night Vision Sale Agreement), Appendix 4 (Night Vision Employees) hereby is amended to add the following new sentence to the end of Article 4, “Pre-Tax, Designed Roth, Matching, Profit Sharing, Company Base and Fringe Contributions”:

Notwithstanding the foregoing, no matching or other contribution to the Plan shall be made pursuant to this Appendix 4 with respect to service on or after the “Closing Date” (as such term is defined in the Night Vision Sale Agreement).

FURTHER RESOLVED, that items 1 through 6 and items 8 through 11 of this Amendment Number One hereby are contingent upon the occurrence of the Closing (as defined in the L3 Merger Agreement), and shall be void and of no effect in the event that such Closing does not occur; and
FURTHER RESOLVED, that items 12, 13 and 14 of this Amendment Number One hereby are contingent upon the occurrence of the Closing (as defined in the Night Vision Sale Agreement), and shall be void and of no effect in the event that such Closing does not occur.
APPROVED by the HARRIS CORPORATION EMPLOYEE BENEFITS COMMITTEE on this 20th day of June, 2019.
/s/ James P. Girard
James P. Girard, Chairperson